Exhibit 10.18

Amended and Restated Business Cooperation Agreement

This Amended and Restated Business Cooperation Agreement (this “Agreement”) is made on April 20, 2021 (“Effective Date”) by and between:

(1)

Party A: JD.com, Inc., a company duly incorporated in accordance with the laws of the Cayman Islands (In this Agreement, Party A and the Affiliates under its control are collectively referred to as “JD”); and

(2)

Party B: AiHuiShou International Co., Ltd., a company duly incorporated in accordance with the laws of the Cayman Islands (In this Agreement, Party B and the Affiliates under its control are collectively referred to as “AHS”).

The aforesaid parties are hereinafter collectively referred to as the “Parties”, and individually as a “Party”.

WHEREAS:

1.	JD is a renowned Internet e-commerce company that mainly engages in self-operated business and platform-based e-commerce business through its official website and mobile applications;

2.

AHS mainly engages in electronic product recycling and processing services, carrying out online and offline pre-owned electronic product recycling business, and providing retailers with trade-in and pre-owned machine recycling services;

3.

Following the execution of a Business Cooperation Agreement between them on June 3, 2019, Party A and Party B have on the same day, in February 2020, on September 4, 2020, and on April 20, 2021 respectively, signed a series of supplementary agreements regarding the specific implementation of the Business Cooperation Agreement and/or other relevant matters, which include but are not limited to the agreement dated June 3, 2019 in relation to AHS’s advertising investment in JD Platform (all such agreements are hereinafter collectively referred to as the “Agreement for Specific Implementation of Business Cooperation”);

4.

The Parties intend to cooperate with each other on relevant business pursuant to the terms and conditions of this Agreement in order to integrate business resources and give full play to their respective strengths.

NOW THEREFORE, the Parties hereby agree as follows by mutual agreement:

1.	Definitions

The following terms in this Agreement shall have the following meanings:

1.1.

“Affiliate” means, with respect to any entity, other entity or person that is directly or indirectly controlled by, controls, or is under common control with such entity. For the purposes of this Agreement, “Control” means holding more than 50% of the equity or voting rights of an entity, or the power to appoint more than half of the directors or members of a similar governing body of such entity, or having actual discretion and control over the operation of such entity (including through VIE) by contract or otherwise. Notwithstanding any other provisions hereof, AHS shall not be deemed an Affiliate of JD for the purposes of this Agreement, and vice versa.

1.2.

“Force Majeure” means any event beyond the control of the Parties, occurring after the date hereof, that is neither avoidable, surmountable, and resolvable, nor foreseeable by the Parties at the time of signing this Agreement, which prevents either Party from performing this Agreement in part or in full. Such events include but are not limited to earthquake, typhoon, flood, war, interruption of international or domestic traffic, failure of electricity, network, computer, communication or other systems, strike (including internal strike, and labor turmoil), labor dispute, act of government agency, order of any international or domestic court, etc. For the avoidance of doubt, such events do not necessarily constitute a Force Majeure unless they are beyond the control of, and are unavoidable, insurmountable and unresolvable by the Parties hereto.

1.3.	“PRC” means the People’s Republic of China to the exclusion of Taiwan, Hong Kong Special Administrative Region and Macao Special Administrative Region only for the purposes of this Agreement.

1.4.

“PaiPai Second-Hand Business” means a combination of the following business that AHS operates on the JD Platform: (1) Sale of any of the following categories of second-hand goods (including the sale of second-hand proprietary goods and sale of Second-Hand POP Merchants’ goods): mobile and other communication products, complete computer products, photographic and video products, computer accessories, network products, peripheral products, audio-visual entertainment products, office equipment, intelligent equipment, game equipment, fitness equipment, luxury goods, bedroom furniture, living room furniture, study furniture, balcony/outdoor furniture, storage furniture, children’s furniture, office furniture, dining room furniture, large appliance for kitchens and bathrooms, large home appliance, household appliance, small appliance for kitchens, personal healthcare, digital accessories, mobile accessories, and books; (2) Spare Parts Store Business; (3) User resale business; and (4) Recycling of the following categories of second-hand goods: mobile, tablets, laptops, camera lens, SLR cameras, ILDC cameras, digital cameras, video cameras, sports cameras, flash lamps, E-books, UAVs, mobile power supply, electronic dictionaries, CPUs, smart devices, desktops, flashes, assembled computers, video cards, displays, solid-state drives, MP3/MP4, headphones, keyboards, mice, servers, hard drives, ink cartridges, projectors, drums, printers, game consoles, musical instruments, cosmetics, luxury goods, alcohol, clothing, cars and books.

1.5.

“Spare Parts Store Business” means the operation on the JD Platform of such distribution channels as competitive sales, quota system for marketing, Duo Bao Island by now price, home sale and face-to-face sale for selling JD’s proprietary goods for after-sales service (including goods resulting from the 7-day no reason return rule, replacement of parts for after-sales repair, damage to external packing, etc.).

1.6.	“JD Platform” means the JD.com website operated by JD, JD App, JD WeChat Entry Points and Mini Programs, and JD Mobile QQ.

1.7.

“JD Platform Rules” means any regulatory documents posted or otherwise provided on the JD Platform in relation to merchants/operation of stores as updated, adjusted and amended from time to time, including without limitation, seller’s handbook, backstage announcements and help center of the seller, privacy policy, etc.

1.8.	“JD APP” means JD’s mobile application service platform called “JD”.

1.9.    “JD WeChat Entry Points and Mini Programs” means the WeChat entry points and WeChat mini programs (excluding WeChat) of JD operated on the WeChat platform, as updated, adjusted or amended from time to time based on its agreement with TX, including (1) the “Shop” entry point on the “Discover” interface of the current version of WeChat; (2) the “JD Select” entry point under “Payment” tab on the “Me” interface of the current version of WeChat; and (3) the “JD Shop” WeChat mini program (any WeChat entry point or mini-program to expire after June 3, 2019 shall be excluded from its respective date of expiration).

1.10.    “JD Mobile QQ” means any channel of JD operated on the Mobile QQ platform, as updated, adjusted or amended from time to time based on its agreement with TX, including the “JD Shop” channel (any channel to expire after June 3, 2019 shall be excluded from its respective date of expiration).

1.11.	“JD Digital Technology” means JD Digital Technology Holding Co., Ltd. and any Affiliates under its control.

1.12.	“JD Logistics” means JD Logistics, Inc. and any Affiliates under its control.

1.13.	“JD Allianz Insurance” means JD Allianz Property Insurance Co., Ltd.

1.14.	“Cooperation Period” means the period of five (5) year from June 3, 2019 (inclusive) to June 2, 2024 (inclusive).

1.15.	“Second-Hand POP Merchants” means any third-party stores selling second-hand goods on the JD Platform.

2.	Territory of Business Cooperation

Except as otherwise expressly provided herein, the territory for the items of cooperation and/or restrictions under this Agreement shall be limited to the PRC.

3.	Main Content of Business Cooperation

3.1.

Entry Point Resources Cooperation. During the Cooperation Period, AHS shall have the right to conduct the PaiPai Business listed in Article 1.4 hereof on the JD Platform. JD undertakes to provide AHS with entry point resources for AHS to conduct such business on the JD Platform during the Cooperation Period. The specific content of cooperation shall be determined by both Parties through negotiation. The Parties further agree that:

3.1.1.

After the Effective Date, AHS may by giving 60 days’ prior written notice to JD, replace the “拍拍” logo with its legally owned and registered trademark that does not infringe the rights of any third party to carry on the PaiPai Business set out in Article 1.4 hereof on the JD Platform. The “PaiPai Business” hereunder includes the business set out in Article 1.4 hereof and operated by AHS on the JD Platform upon replacement of the logo.

3.1.2.

If AHS intends to engage in the sale and/or recycling of any category of second-hand goods not covered by the “PaiPai Business” under Article 1.4 hereof, the Parties shall agree on the operation mode of such goods through amicable negotiation. Notwithstanding the foregoing, AHS may not conduct on the JD Platform any business other than the “PaiPai Business” listed in Article 1.4 hereof (including the sale and/or recycling of any category of second-hand goods not specified herein) without the prior written consent of JD.

3.1.3.

AHS undertakes and warrants to conduct the PaiPai Business and any other business (if any) it operates on the JD Platform in strict conformance with the laws of the PRC and other applicable laws and regulations, specifications and JD Platform Rules.

3.2.

Marketing Resources Cooperation. JD undertakes to provide AHS with certain amount of marketing resources each year during the Cooperation Period, and AHS undertakes to purchase certain amount of advertising services from JD during the term of this Agreement, the specific content of which shall be separately determined by the Parties through negotiation.

3.3.

Commission and Profit-Sharing Arrangement. The Parties agree to share the proceeds of recycling or sale of second-hand goods and the advertising revenue of Second-Hand POP Merchants during the Cooperation Period according to the commission or profit-sharing method. The specific commission or profit-sharing arrangement shall be separately determined by the Parties through negotiation.

3.4.

Spare Parts Store Business. During the Cooperation Period, AHS shall be responsible for building and operating the marketing channels for Spare Parts Store Business; AHS shall provide the platform service necessary for JD to sell goods in the spare parts store. The specific mode of cooperation and cost-sharing shall be separately determined by the Parties through negotiation. Subject to JD’s rights of registered trademark to the Licensed Trademarks, JD agrees to grant AHS, at no cost to AHS, a non-exclusive license in the territory where the trademark rights of the Licensed Trademarks are granted for the duration of AHS’s operation of the Spare Parts Store Business pursuant to the terms to be separately determined by the Parties through consultation. For the purposes of this Article 3.4, “Licensed Trademarks” refer to the trademarks set out in Table 7 and Table 8 of Schedule E-5 to the Series E Preferred Share Purchase Agreement signed among Party A, Party A’s Affiliate JD. Com Development Limited, Party B and other related parties on June 3, 2019.

3.5.

Collaboration Support. Based on the needs of AHS, JD undertakes to provide AHS with collaboration support services specified in Article 3.5 hereof during the Cooperation Period, and AHS shall pay for such services at the market rate. Meanwhile, for the purpose of providing collaboration support to AHS, JD undertakes to have specially-designated personnel from JD’s Retail Subgroup to set up a contact and support mechanism with AHS.

3.5.1.	The purchases and sales, and technical R&D teams of JD shall provide operation and system research and development support for AHS’s operation of the PaiPai Business;

3.5.2.	JD Logistics shall provide AHS with warehousing and logistics services;

3.5.3.	JD shall provide AHS with client services and after-sales services.

3.6.

One-Stop Trade In. The Parties undertake to jointly launch the one-stop trade in business by utilizing AHS’s offline stores and door-to-door service system, and to conduct boundless retail business through offline channels. The specific cooperation arrangement, including commission, shall be separately determined by the Parties through negotiation.

3.7.

JD’s Non-Compete Commitments. Without prior consent of AHS during the Cooperation Period, JD undertakes (1) not to engage by itself in the sale (including the sale of second-hand proprietary products and products of Second-Hand POP Merchants) or recycling (by itself or through other recycling merchants) of such categories of second-hand goods as mobile phones, tablets, computers (laptops or desktops), digital cameras (SLR cameras, camera lens, UAVs and smartwatches) and books, or the sale (including the sale of second-hand proprietary products and products of Second-Hand POP Merchants) of large second-hand appliances (such as air-conditioners, TV sets, refrigerators, washing machines, water heaters, range hoods, and gas cookers); (2) not to invest in or hold equity in any rivals of AHS. The specific content of JD’s non-compete obligations and the exceptions shall be subject to the provisions of this Agreement for Specific Implementation of Business Cooperation. The Parties agree and acknowledge that JD shall not be liable as a result of this Article 3.7 for any obligations and responsibilities not stipulated in this Agreement for Specific Implementation of Business Cooperation.

3.8.

Right of Exclusive Operation after the Cooperation Period. JD undertakes to grant AHS the exclusive right to recycle mobile phones and tablets via JD Owned Platform (for the purposes of this Article 3.8, “JD Owned Platform” shall mean JDa.com and JDJDAPaiPai of JD only) for a period of one (1) year after the expiration of the Cooperation Period: After a registered user of JD Owned Platform (“JD End User”) submits an order for recycling of second-hand phones and tablets (“Recycled Goods”) to the JD Owned Platform, AHS shall have exclusive rights to pick up (through the use of logistics and express delivery services, or on-call collection by AHS) and inspect the Recycled Goods, determine the final recycling rice, purchase the Recycled Goods at the final recycling price, and pay the corresponding consideration to the End User. The specific rights and obligations of both Parties shall be determined separately through negotiation.

3.9.

Transfer of Trademarks. JD assigns and transfers to AHS free of charge all its rights, title and interest in and to certain number of “万物新生” and “新生万物” registered trademarks and applications for registered trademarks (collectively “Target Trademarks”) held by JD. The transfer of ownership of the Target Trademarks shall take effect upon approval by the Trademark Office of the China National Intellectual Property Administration (“Trademark Office”). JD agrees that, prior to approval of the transfer of Target Trademarks by the Trademark Office, JD shall grant to AHS an exclusive and royalty-free license within the scope of the trademark authorization. The specific scope of the Target Trademarks, licensing arrangements of the Parties in respect of the Target Trademarks before the transfer of such trademarks take effect, and other specific terms for transfer of Target Trademarks, shall be agreed upon by the Parties separately.

3.10.

Most Favorable Treatment. JD warrants to AHS that, if the Cooperation Period shall be extended in accordance with Article 4.2 hereof, then for any such extended Cooperation Period (for the avoidance of doubt, the extended Cooperation Period shall not include the five (5) years from June 3, 2019 (inclusive) to June 2, 2024 (inclusive)), the collaboration resources provided by JD to AHS for recycling (including One-Stop Trade In) and selling second-hand goods, as well as the commission rate or proportion of profit sharing provided to AHS for such business shall be no less favorable than those provided by JD to any third party entity in which JD directly or indirectly invests, now or in the future, but with which JD does not consolidate its financial statements (“JD Eco-Chain Company”). For greater certainty, if in any event, JD provides any JD Eco-Chain Company with cooperation resources or commission rate that is more favorable than those offered to AHS for the same or similar cooperation hereunder, AHS shall be entitled to such more favorable treatment automatically.

3.11.	Cooperation in Other Fields:

3.11.1.

Subject to the ability of JD Cloud function to meet the operation needs of AHS, AHS shall migrate all or part of its system modules to JD Cloud. For this purpose, JD will urge JD Digital Technology to charge AHS the most favorable price charged from the same type of clients and to provide service guarantee based on the needs of AHS. The specific terms of cooperation shall be separately agreed upon by the Parties.

3.11.2.	AHS undertakes to use, in preference to others, the following services provided by JD or the relevant party below:

3.11.2.1.	The financial products of JD Digital Technology, such as payment products, IOU notes, insurance, etc.;

3.11.2.2.	The warehousing and logistics service of JD Logistics;

3.11.2.3.	JD Allianz insurance (including without limitation, extended warranty service for mobile phones, and other products);

When procuring any financial, warehousing and logistics, or insurance services, AHS shall issue an invitation for purchase to JD or the aforesaid relevant party before or at the same time of providing such invitation to other service providers. AHS shall purchase and use the services of JD or such relevant party provided that the prices and terms of payment provided by JD or such relevant party are no inferior to those provided by a third party.

3.11.3.

JD’s New Products Purchase & Sales Department may recommend third-party recycling merchants to AHS which shall conduct reasonable evaluation of and cooperate with such merchants based on the result of evaluation.

3.11.4.

Both Parties agree to jointly develop the management and settlement systems to realize systematic management and settlement under the PaiPai Business. Specifically, the development component shall include such modules as cost management, commodity management, order management and after-sales management. JD shall assist AHS in ensuring that the newly developed system is integrated with and compatible with the internal system of JD. The Parties shall separately sign a technical service agreement to agree on the allocation of labor, technical and other costs and expenses necessary for new system development.

4.	Effectiveness and Termination of the Agreement

4.1.

This Agreement shall come into force on the Effective Date after being signed by both Parties. The Parties further acknowledge and agree that this Agreement will be automatically extended for five (5) years upon expiration of the Cooperation Period on June 2, 2024, provided that the specific content of cooperation, the consideration, and other terms and conditions for such extended Cooperation Period shall be subject to negotiation and confirmation by both Parties prior to expiration of the Cooperation Period. The Parties may amend or restate this Agreement based on the new cooperation agreements.

4.2.	This Agreement may be terminated in advance upon mutual agreement of both Parties during the term hereof.

4.3.

Upon expiration or early termination of this Agreement in accordance with Article 4.2 hereof or as otherwise agreed by the Parties, the Parties will cease to perform the provisions hereto provided that Articles 4.3, 7, 10, 11 and 12 shall survive such expiration or termination.

5.	Intellectual Property Rights and Data

5.1.

The ownership of any material and information provided by either Party to the other for the purposes of this Agreement, as well as the intellectual property rights therein, shall not be changed as a result of the cooperation hereunder, unless the parties concerned have separately signed an explicit agreement regarding the transfer of such intellectual property rights.

5.2.

Unless otherwise expressly provided in this agreement, or the parties concerned have separately signed a specific intellectual property license agreement, neither Party may without the prior written consent of the other, use or copy such other Party’s patent, trademark, name, logo, business information, technical and other data, domain names, copyright or other intellectual property rights, or apply for registration of intellectual property rights similar to those mentioned above.

5.3.	The ownership of intellectual property rights derived in the course of business cooperation between the Parties hereto shall be specifically and separately agreed upon by the Parties.

5.4.

Each Party shall indemnify the other Party for any losses incurred if such Party infringes the intellectual property rights or other lawful rights of the other Party during the cooperation hereunder, or the products, services, and materials provided by such Party infringe the intellectual property rights or other lawful rights of any third party.

6.	Force Majeure

Neither Party shall be deemed to have committed any breach hereof or be liable for damages arising therefrom if it delays in performing any obligations hereunder due to Force Majeure, provided that such Party endeavors to eliminate the cause of such delay and uses its best efforts to minimize the damage caused by Force Majeure (including but not limited to seeking or use of alternative tools or methods, etc.), and informs the other Party of the facts and possible damage of the Force Majeure within fifteen (15) business days after relevant factors of Force Majeure are eliminated (excluding the day such factors are eliminated). During the period of delay in performance, the Party affected by Force Majeure shall adopt reasonable alternatives or other commercially reasonable means to facilitate the performance of its obligations under this Agreement until the delay is eliminated.

7.	Confidentiality

7.1.

The Parties acknowledge and confirm that any oral or written information exchanged between them in connection with this Agreement, this Agreement, and the content hereof are confidential. Both Parties shall keep all such information confidential and, without the prior written consent of the other Party, may not disclose any confidential information to a third party except for: (1) any information that is already known to the public for reasons other than unauthorized disclosure by the Party receiving such information, any of its Affiliates or their respective personnel; (2) any information required to be disclosed by applicable laws, competent government authorities, the stock exchange in charge, or rules or regulations of relevant stock exchange; (3) any information required to be disclosed by either Party to its legal or financial consultant in connection with the cooperation hereunder, provided that such legal or financial consultant shall be subject to confidentiality obligations similar to those provided herein.

7.2.

Each Party undertakes to use the confidential information provided by the other Party solely for related matters set forth herein, and to destroy or return such confidential information as required by the other Party upon termination of this Agreement. Any breach of this Article 7 by an Affiliate of either Party, or by any staff member of or institution engaged by such Party or its Affiliate shall be deemed a breach by such Party itself, for which such Party shall be liable in accordance with this Agreement. This provision shall remain in force regardless of the invalidity, rescission or termination of this Agreement for any reason.

8.	Taxes

Except as otherwise provided herein, the taxes and fees incurred in connection with the execution and performance of this Agreement shall be borne by the Parties respectively in accordance with applicable laws.

9.	Representations and Warranties

9.1.	Each of the Parties hereby represents and warrants to the other Party that:

9.1.1.	It is lawfully established and validly existing;

9.1.2.	It has the right to enter into this Agreement and its authorized representative is fully authorized to enter into this Agreement on its behalf;

9.1.3.

It is not required to file with or give any notice to any governmental agency or to obtain any licenses, permits, consents or other approvals from any governmental agency or any other person in connection with the execution, delivery and performance of this Agreement; and

9.1.4.	It has the ability to perform its obligations under this Agreement and the performance of such obligations does not violate its Articles of Association and other organizational documents.

9.2.

If any legal document signed by either Party prior to the execution of this Agreement is in conflict with any provision of this Agreement, such Party shall immediately notify the other Party in writing in the principle of good faith and friendship, and the two Parties shall separately negotiate to arrive at a solution. Further, such Party shall be liable to such other Party for breach of contract if any loss is caused to such other Party due to the conflict between the aforementioned prior legal document and this Agreement.

9.3.

If either Party finds it necessary to obtain permission, consent or approval from any third party in the performance of its obligations hereunder, such Party shall notify the other Party in writing within thirty (30) days from the date it becomes aware of such matter, and shall use its best efforts to obtain such permission, consent or approval from such third party. If such permission, consent or approval cannot be obtained within a reasonable period of time, such Party shall provide an alternative solution acceptable to the other Party.

10.	Notice and Service

10.1.

All notices and other communications required or given under this Agreement shall be delivered by personal delivery, registered mail, postage prepaid mail, commercial courier service, or by e-mail or fax to the recipient at its address set forth in Article 10.2 hereof. When not sent in the form of e-mail, a copy of such notice shall also be sent by e-mail. Such notices shall be deemed to have been effectively given on the following dates:

10.1.1.	If delivered by personal delivery, courier service registered mail or postage prepaid mail, on the date of receipt or refusal at the address specified for notices;

10.1.2.	If sent by facsimile, on the date of successful transmission;

10.1.3.

If sent by e-mail, on the date of successful sending (The sending party receives a system message indicating successful delivery and no system message to the effect that the e-mail is not delivered or returned, on the following business day if sent on a non-business day or during non-working hours).

10.2.	The addresses of the Parties for notification purposes are as below:

JD:

Address:	21st Floor, Building A, No. 18 Kechuang 11th Street, Yizhuang Economic and Technological Development Zone, Daxing District, Beijing

Recipient:	***, legal department of JD Group

E-mail:	***

Zip Code:	101111

With a copy (does not constitute a notice) to:

Address:	18th Floor, Building A, No. 18 Kechuang 11th Street, Yizhuang Economic and Technological Development Zone, Daxing District, Beijing

Recipient:	***, Strategic Investment Department of JD Group

E-mail:	***

Zip Code:	101111

AHS:

Address:	12th Floor, Building 6, Chuangzhi Tiandi, No. 433 Songhu Road, Yangpu District, Shanghai

Recipient:	***

E-mail:	***

Zip Code:	200433

10.3.	Either Party may at any time give notices to the other Party in accordance with Article 10 hereof to change its address for service of notices.

11.	Default Liability

11.1.

If either Party hereto violates any provisions hereof and causes any losses to the other Party, such Party shall be liable for breach (including compensation) in accordance with the provisions of the Share Purchase Agreement and the Eighth Amended and Restated Shareholders Agreement (hereinafter collectively referred to as the “Equity Purchase Transaction Documents”) dated [ ], 2021 between JD. Com Development Limited (an Affiliate of Party A), Party B and other related parties.

11.2.

Each of Party A and Party B understands and agrees that it enters into this Agreement on behalf of itself and the Affiliates under its control, and shall be obligated to urge and ensure that such Affiliates under its control abide by and perform this Agreement.

11.3.

Notwithstanding the foregoing, the Parties agree that the cooperation hereunder shall be based on the principle of ensuring JD’s usual user experience. JD reserves the right to update, adjust and optimize the items of cooperation hereunder and relevant requirements based on adjustment of JD’s internal policies, upgrade of JD’s products and to ensure the user experience of the JD Platform. For the avoidance of doubt, any update, adjustment or optimization of items hereunder due to changes in JD’s internal policies, upgrade of JD’s products or for ensuring the user experience of JD Platform without materially affecting the provisions hereof shall not be deemed a breach of this Agreement.

12.	Governing Law and Dispute Resolution

12.1.

The conclusion, validity, interpretation, performance, modification and termination of and resolution of disputes arising from this Agreement shall be governed by the laws of Hong Kong. The conflict of law principle thereunder shall not apply.

12.2.

Any dispute arising from the interpretation and performance of this Agreement shall first be settled by the Parties through friendly negotiation. If any dispute is not settled within 30 days after either Party sends a written notice to the other Parties requesting a settlement through negotiation, either Party may submit the dispute to the Hong Kong International Arbitration Centre (“HKIAC”) for arbitration in accordance with HKIAC Arbitration Rules in effect at the time of submitting the notice of arbitration.

12.3.

The place of arbitration shall be Hong Kong. The arbitration panel shall consist of three (3) arbitrators. Each of JD and AHS shall have the right to appoint one (1) arbitrator, and the third arbitrator shall be selected by HKIAC. The arbitral award shall be final and binding upon both Parties.

12.4.

Either Party to the dispute shall be entitled to apply for preliminary injunctive relief or other equitable reliefs to any court of competent jurisdiction during the establishment of the arbitration tribunal.

12.5.

In the event of any dispute over the interpretation and performance of this Agreement or arbitration of any dispute, both Parties hereto shall continue to exercise their other rights and perform their other obligations under this Agreement except for the matters in dispute.

13.	Miscellaneous

13.1.

The Parties agree that as soon as practicable after the Effective Date, they shall use their best efforts to consult in good faith with respect to the content stipulated in Article 3 hereof, reach an agreement on the implementation and operational details of such provisions, and sign the relevant supplementary agreement or ancillary agreement (if applicable).

13.2.

Any amendment or supplement to this Agreement shall be made in writing. Any modifications and supplements to this Agreement duly signed by both Parties shall form an integral part of this Agreement, and have the same legal effect as this Agreement.

13.3.

Without the prior written consent of the other Party, neither Party may transfer any of its rights and obligations under this Agreement to any third party, provided that it may designate as needed an appropriate Affiliate to perform relevant items of cooperation.

13.4.

During the term hereof, neither Party may make any negative comments about the other Party on any public occasion, including but not limited to comments on company image, brand, product design, development, application, operation strategy, and any and all other information related to the company and its products.

13.5.

This Agreement, upon coming into force, shall constitute the entire agreement and consensus between the Parties hereto regarding the content hereunder, and shall supersede the Business Cooperation Agreement signed by the Parties on June 3, 2019 as of the Effective Date. For the avoidance of doubt, this Agreement will not replace the Agreement for Specific Implementation of Business Cooperation, which shall continue to be valid according to its original terms and provisions. In case of any inconsistency between the Agreement for Specific Implementation of Business Cooperation and this Agreement, the Specific Implementation of Business Cooperation shall prevail. The Parties agree that any reference to the Business Cooperation Agreement of June 3, 2019 in any Agreement for Specific Implementation of Business Cooperation will be replaced by this Agreement.

13.6.

Any matters related to but are not expressly specified in this Agreement will be resolved in accordance with the relevant provisions of the Equity Purchase Transaction Documents, or settled by both Parties through friendly negotiation if not explicitly stipulated in the Equity Purchase Transaction Documents.

13.7.

Nothing herein shall constitute any partnership or agency relation between the Parties for any reason. Neither Party shall have the right to bind the other Party, enter into a contract in the name of the other Party, or hold the other Party accountable in any way or for any purpose.

13.8.

If any provision hereof is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other parts and provisions of this Agreement shall not be affected. The Parties shall negotiate amicably to deal with such provisions in such a principle as to realize the original business intention.

13.9.

This Agreement is made in four (4) originals, with each Party holding two (2) originals, each of which shall have the same legal effect. The signed PDF copy of this Agreement exchanged via e-mail between and confirmed by the Parties shall be deemed an original and may, by itself, serve as the evidence of the formation and effectiveness of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

JD.com, Inc.

By:	/s/ LIU Qiangdong

Name:	LIU Qiangdong
Title:	Director

Signature Page of the Amended and Restated Business Cooperation Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

AiHuiShou International Co., Ltd.

By:	/s/ CHEN Xuefeng

Name:	CHEN Xuefeng
Title:	Director

Signature Page of the Amended and Restated Business Cooperation Agreement